Exhibit 10iii.6

ILLINI CORPORATION

DIRECTORS’ STOCK OPTION PLAN

SECTION I

This Directors’ Stock Option Plan for ILLINI CORPORATION is intended to advance the interests of the Organization by providing members of the Board of Directors who have responsibility for the direction and management of the Company and its Subsidiaries with additional incentive to promote the success of the Organization’s business, and by encouraging the Directors to remain on the Board of the Organization.  The above aims will be accomplished through the granting of certain stock options.

SECTION II

The items defined below shall have the following meanings throughout the Plan:

2.1           “Board” means the Board of Directors of Company or Bank.

2.2           “Company” means ILLINI CORPORATION, an Illinois corporation.

2.3           “Directors “ means members elected to the Board of Directors of the Company or the Subsidiaries, who have responsibility for the direction and management of the Organization.

2.4           “Organization” means the Company and the Subsidiaries.

2.5           “Optionee” means the person to whom an option is granted.

2.6           “Plan” means the Directors’ Option Plan as defined by the provisions hereof.

2.7           “Stock” means the voting common stock of Company.

2.8           “Subsidiaries” means any subsidiary bank or corporation owned or controlled by the Company, or one of the Subsidiaries.

SECTION III

The Board shall administer the Plan.  Subject to the provisions of the Plan, the Board shall have the authority, in its sole and absolute discretion, to:  (a) determine the directors of the Organization to whom options shall be granted; (b) determine the time or times at which options shall be granted; (c) determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 6.1; (d) determine (subject to Section 6.2) the duration of the exercise period for each option subject to the vesting limitations of the

Plan; (e) determine the form of options granted hereunder; and (f) interpret the Plan and to prescribe, amend, and rescind rules and regulations relating to it.  For purposes of acting with respect to the Plan, a majority of the members of the Board shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Board, shall be deemed the acts of the Board.  Members of the Board being considered for options shall not vote on a resolution to determine whether he or she shall be granted any option hereunder.

SECTION IV

4.1            Options shall be granted only to Directors.

4.2            Options granted under the Plan may be exercised in whole or in part throughout the duration of the exercise period for each option set by the Board subject to the following vesting requirements:

(a)   Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after one (1) year from the date of grant;

(b)   Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after two (2) years from the date of grant;

(c)   Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after three (3) years from the date of grant;

(d)   Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after four (4) years from the date of grant; and

(e)   Twenty percent of the shares of Common Stock which may be purchased pursuant to an Option, shall be available for purchase on or after five (5) years from the date of grant.

In the event of termination of membership on the Board of Directors for any reason other than death, the shares of Common Stock which may be purchased pursuant to an Option shall be limited to number of shares which are fully vested and available for purchase under this Section 4.2 as of the date and time of termination of such Board membership.  In the event of the death of an Optionee, all shares of Common stock which may be purchased pursuant to an Option held by the Optionee shall be deemed fully vested and available for purchase.

4.3            In the event of a “Change of Control” of the Company, as such term is defined under the regulations of the Board of Governors of the Federal Reserve System, all shares of

Common Stock which may be purchased pursuant to an Option shall be deemed fully vested and available for purchase.

SECTION V

5.1            The maximum number of shares of Stock which may be issued pursuant to options granted hereunder (subject to adjustment as provided in Section 5.3 hereof) shall be 7,500 shares and, to the extent allowed by law, said number of shares will be reserved for use upon the exercise of options which may be granted at any time and from time to time under the Plan (subject to the provisions of Section 10).  These shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares or unauthorized shares which may be authorized pursuant to powers of attorney granted by shareholders of the Company.  Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, may again be subjected to an option under the Plan.

5.2            In the event that additional shares of Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding option granted hereunder shall be increased proportionally and the per share price of such shares shall be decreased proportionally with no change in the total purchase price of the shares then so covered.  The number of shares of Stock reserved for the purpose of the Plan shall also be increased proportionally.  In the event that the shares of Stock of the Company from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding option granted hereunder shall be reduced proportionally and the per share price shall be increased proportionally with no change in the total price of the shares then so covered.  The number of shares of Stock reserved for the purposes of the Plan shall also be reduced proportionally.  No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 5.2 shall be eliminated from the respective option.  No adjustment shall be made for dividends (other than stock dividends) or the issuance to stockholders of rights to subscribe for additional common stock or other securities.

SECTION VI

6.1            The option price for each share of Stock covered by an option shall be an amount not less than 100% of the fair market value of the Stock on the date the option is granted.

6.2            All options issued under the Plan shall be for such period as the Board shall determine, but for not more than ten (10) years from the date of grant thereof.

6.3            The period of the options, once granted, may be reduced only as provided for in Section 7 in connection with the termination of Board membership of the Optionee.

6.4            Except as provided in Section 7 hereof, no option may be exercised unless the Optionee is at the time of such exercise a member of a Board of Directors of the Organization and shall have been continuously such a member since the grant of the option.

6.5            Each option granted under the Plan shall be non-transferable and shall be exercisable only by the Optionee to whom the option is granted.  No option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege shall be subject to execution, attachment, or similar process.  Upon any attempt to so transfer, assign, pledge, hypothecate, or otherwise dispose of the option or of any right or privilege conferred thereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such option, right or privilege, the option and such rights and privileges shall immediately become null and void.

SECTION VII

7.1            In the event of an Optionee’s termination of Board membership for any reason, such Optionee or the Optionee’s guardian or personal representative may exercise any Options theretofore granted, which have vested and are not then expired, within three (3) months after such termination; provided, however, in the case of termination due to permanent disability, the three month period of exercise shall be extended to one year.

SECTION VIII

8.1            The exercise of any option shall also be contingent upon receipt by the Company of cash or cashier’s check to its order, in an amount equal to the full option price of the shares being purchased.

8.2            No Optionee or his or her legal representative, heir, or legatee, as the case may be, will be, or will be deemed to be, a holder of any share subject to an option unless and until appropriate documents evidencing such shares are issued under the provisions of the Plan.  Adjustment shall be made, however, for dividends for which the record date is after the date the option is exercised but prior to the date such evidence of such shares is issued.

8.3            Each option shall be subject to the condition that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares under such option, such shares will not be issued unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

8.4            Exercise of an option shall result in a decrease in the number of shares of Stock which thereafter may be available under the Plan by the number of shares as to which the option is exercised.

SECTION IX

No option shall be granted pursuant to the Plan after ten (10) years from the date the Plan is adopted by the majority of the outstanding shares of each class of Company stock.

SECTION X

The Board may at any time terminate the Plan, and at any time and from time to time modify and amend the Plan in any respect; provided, however, that no such amendment shall:  (a)increase (except in accordance with Section 5.2) the maximum number of shares for which options may be granted under the Plan either in the aggregate or to any individual Optionee; or (b) reduce (except in accordance with Section 5.2) the minimum option prices which may be established under the Plan; or (c) extend the maximum periods provided for in Sections 6.2 and 10, respectively, during which options may be exercised or granted; or (d) change the provisions relating to the determination of employees to whom options shall be granted and the number of shares to be covered by such options; or (e) change the provisions relating to adjustments to be made upon changes in capitalization.  The termination or any modification or amendment of the Plan shall not, without the consent of an Optionee, affect his or her rights under an option theretofore granted to such Optionee.

SECTION XI

The Plan shall not affect the provisions of any qualified or non-qualified stock options granted to any director or employee of the Organization under any other plan relating to stock options; nor shall it affect any of the rights of any employee or the Organization to whom such a non-qualified stock option was granted.

SECTION XII

This Plan shall become effective on the later of the date of its adoption by the Board or its approval by the vote of the holders of a majority of the outstanding shares of each class of the Company’s stock.  This Plan shall not become effective unless such shareholder approval shall be obtained within twelve (12) months before or after the adoption of the Plan by the Board.